UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 5, 2015

JACOBS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21210	84-0922335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 SUMMER STREET, SUITE 970, CHARLESTON, WV  25301

(Address of Principal Executive Offices) (Zip Code)

(304) 343-8171

Registrant's telephone number, including area code

 (Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On August 5, 2015 the Registrant completed a $1,600,000 transaction which resulted in its acquisition from certain of the Registrant's note holders of 49.3% ($1.725 million face amount) of the outstanding senior promissory notes comprising part of a $3.5 million financing dating from 2008, together with interest accrued thereon.  The notes representing the $1.775 million balance of this financing (together with accrued interest) had been acquired by an affiliate of the Registrant in July 2014.  The entire issue of senior promissory notes had been in default.  Upon closing of the acquisition, the collateral securing the senior promissory notes was released to the Registrant.

The transaction was funded through a sale in a private offering of investment units (Units) that included minority interests in the Registrant's wholly owned subsidiary, First Surety Corporation (FSC), and promissory notes that are convertible into Units. The Units consisted of 5% of the outstanding shares of FSC and 500,000 common shares of the Registrant. The Registrant's Board of Directors has authorized the sale of up to nine Units, which, if completed, would include forty-five percent (45%) of the outstanding stock of FSC. The financing was a product of the Registrant's ongoing efforts to restructure its balance sheet to position itself to take advantage of business opportunities

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

JACOBS FINANCIAL GROUP, INC.

By: /s/ John M. Jacobs

John M. Jacobs, President

Date: August 17, 2015